Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 28, 2007, relating to the consolidated financial statements of Positron Public Safety Systems, Inc. as of and for the year ended March 31, 2006, in the Registration Statement (Form S-1) and related Prospectus of IPC Systems Holdings Corp. dated January 4, 2008.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Orange, California
January 4, 2008